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                                                             EXHIBIT EX-10.5
                            AMENDED AND RESTATED
                            CONSULTING AGREEMENT


          THIS AMENDED AND RESTATED CONSULTING AGREEMENT ("Agreement") is made as of the 31st day of January, 1994 by and between Transamerica Corporation, a Delaware corporation ("Transamerica"), and James R. Harvey ("Harvey").

                                  RECITALS

          A. Harvey is presently the Chairman of the Board of Directors of Transamerica and retired as an executive officer and employee of Transamerica effective December 1, 1992.

          B. Transamerica recognizes the value of Harvey's services and has determined that it is in its best interests that Harvey be available to provide such consulting and advisory services to Transamerica as may be requested by Transamerica from time to time, and Harvey is willing to make such services available to Transamerica, on the terms and conditions hereinafter set forth.

          C. Transamerica and Harvey previously entered into a Consulting Agreement dated November 30, 1992 ("Prior Agreement").

          D. Transamerica and Harvey wish to amend and restate the Prior Agreement effective February 1, 1994.

          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, the parties agree as follows:

          1. Term. The term of this Agreement shall commence on February 1, 1994 and shall continue through April 30, 1995.

          2. Services. During the Term, Harvey agrees (i) to continue to serve, at the pleasure of the Board of Directors, as Chairman of the Board of Directors of Transamerica and (ii) to render to Transamerica such consulting and advisory services and perform such special assignments in connection with the business of Transamerica as may be requested from time to time by the Board of Directors or the Chief Executive Officer of Transamerica (the "Services"). Transamerica and Harvey agree that the performance of the Services by Harvey is intended to require approximately 20% of Harvey's normal business hours (assuming full-time employment) and Harvey agrees and undertakes to devote such amount of time to the performance of the Services.

          3. Compensation. In consideration of the performance of the Services, Transamerica will pay to Harvey consulting fees in the amount of $100,000 per annum. Such fees shall be payable quarterly in advance on the first business day of each of February, May, August, and November.

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          4.   Service on Board of Directors.  In addition to the performance of the Services, Harvey agrees to continue to serve as a member of the Board of Directors of Transamerica and its committees, for which Harvey will be compensated in the same manner as any other non-employee director.

          5.   Expenses; Office; Automobile.

          (a) Harvey will be reimbursed for all out-of-pocket expenses reasonably incurred by him in the performance of the Services, provided that such expenses are properly documented and incurred in amounts and in a manner consistent with Transamerica's expense reimbursement policies as they may from time to time exist.

          (b) During the Term, Transamerica shall maintain an office for Harvey at its headquarters and shall provide Harvey with appropriate secretarial and other assistance.

          (c) During the Term, Harvey will be entitled to the use of a company automobile and parking at Transamerica's headquarters, on terms consistent with the terms on which automobiles and parking are provided to Transamerica officers.

          6. Other Benefits. Nothing contained in this Agreement shall affect the benefits available now or in the future to Harvey as a retired employee or as a director of Transamerica.

          7. Conflict of Interest. Nothing contained in this Agreement shall be deemed to preclude Harvey from engaging in other professional endeavors or employment not inconsistent with the terms of this Agreement. Harvey hereby represents that he is not, nor during the Term will he become, bound by any agreements, commitments or obligations, nor involved with any professional endeavors, which restrict or may restrict his ability to perform the Services. Harvey shall adhere to the conflict of interest policy promulgated by Transamerica and shall direct to Transamerica any business opportunities in the fields in which Transamerica or its direct or indirect subsidiaries ("Affiliates") operate.

          8. Independent Contractor. It is expressly understood and agreed that, in rendering the Services, Harvey is an independent contractor and is not an employee or agent of Transamerica and shall have sole discretion to determine the time, manner and other details of rendering the Services. Transamerica shall not have the right to control the manner and detail of the performance of the Services and, subject to such regulations as Transamerica may from time to time promulgate, Harvey shall exercise independent judgment as to such performance. Harvey shall be responsible for all federal, state and local taxes of every kind in connection with payments hereunder, provided that Transamerica may withhold such amounts if and as required by any applicable taxing authority.

          9. Termination. This Agreement shall terminate upon Harvey's death, or "permanent disability." The term "permanent disability" shall mean a disability by reason of any physical or mental incapacity which prevents Harvey from rendering the Services for a period of more than 120 days in any consecutive 180-day period.

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          10.  Non-Competition and Non-Solicitation.  Harvey covenants and agrees that during the Term and for a period of two years following the termination of this Agreement, he will not directly or indirectly without the prior written consent of Transamerica:

          (a) Consult with, advise or otherwise participate, render services to or engage in any business similar to, or which competes with, the business now or then being conducted by Transamerica or any of its Affiliates, or have any interest (other than an interest of 1% or less of the stock of a publicly traded corporation) or involvement in any such business, whether as an agent, employee, consultant, advisor, creditor, proprietor, partner, stockholder, officer, director or otherwise; notwithstanding the foregoing, Transamerica acknowledges that Harvey currently serves, and will continue to serve, as a director of The Charles Schwab Corporation and Transamerica hereby waives any violation of Harvey's covenant set forth in this subparagraph (a) arising from, and consents to, such service as a director.

          (b) Solicit from any present or past customer, client or vendor of Transamerica or any of its Affiliates any business similar to that now or then being conducted by Transamerica or any of its Affiliates;

          (c) Request or advise any present or future customer, client or vendor of Transamerica or any of its Affiliates to withdraw, curtail or cancel its business dealings with Transamerica or any of its Affiliates; or

          (d) Solicit, suggest to or encourage any present or future employee of Transamerica or any of its Affiliates to leave such employ for any reason whatsoever.

          Should any portion of this Section 10 be deemed unenforceable because of its scope, duration or territory, and only in such event, then the parties consent and agree to such limitation on scope, duration or territory as may be finally adjudicated as enforceable in such jurisdiction by a court of competent jurisdiction after exhaustion of all appeals, to give this
Section 10 its maximum permissible scope, duration and territory. It is hereby agreed that each breach of this Section 10 is a distinct and material breach of this Agreement and that solely a monetary remedy will be inadequate, impractical and extremely difficult to prove, and that each such breach will cause Transamerica irreparable harm. It is further agreed that, in addition to any and all remedies available at law or equity (including monetary damages and Transamerica's right to cease payments under this Agreement), Transamerica shall be entitled to temporary and permanent injunctive relief to enforce the provisions of this Section 10 without the necessity of proving actual damages. Transamerica may pursue any of the remedies described in this Section 10 concurrently or consecutively in any order as to any such breach or violation, and the pursuit of one of such remedies at any time will not be deemed an election of remedies or waiver of the right to pursue any of the other of such remedies.

          11. Applicable Law. This Agreement shall be governed by, and interpreted and enforced in accordance with, the substantive laws of the State of California.

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          12.  Binding Agreement.  This Agreement shall be binding upon the parties hereto, their heirs, personal representatives, successors, transferees and assigns; provided that Harvey may not assign any of his rights, duties or obligations hereunder.

          13. Notices. All notices given or made pursuant hereto shall be in writing and shall be deemed to have been given or made if in writing and delivered personally or sent by registered or certified mail (postage prepaid, return receipt requested), Federal Express or equivalent courier service (by next day service), or facsimile transmission to the parties at the following addresses:

          To Harvey at his home address shown in the records of Transamerica.

          To Transamerica at:  Transamerica Corporation
                               600 Montgomery Street
                               San Francisco, CA  94111
                               Attention:  General Counsel
                               Telecopier No. (415) 983-4164

or to such other address as shall be furnished by either party by like notice to the other. Such notice or communication shall be deemed to have been given or made (i) if personally delivered, on the date so delivered, (ii) if sent by registered or certified mail, on the third business day after mailing, (iii) if sent by Federal Express or equivalent courier service, on the next business day following delivery to the courier service within its business hours provided for next day delivery, or (iv) if sent by facsimile transmission, on the date of confirmation.

          14. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          15. Waiver. No waiver of any of the provisions of this Agreement shall constitute a continuing waiver of such provision or a waiver of any other provision hereof. No waiver shall be binding unless executed in writing by the party making the waiver.

          16. Entire Agreement. This Agreement sets forth the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes all other understandings and agreements relating thereto, whether written or oral, including the Prior Agreement. This Agreement cannot be changed, modified or terminated except by a written agreement duly executed by the parties.

          17. Severability. If any provision of this Agreement or application thereof to any person or under any circumstances is adjudicated to be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect any other provisions or applications of this Agreement that can be given effect without the invalid or unenforceable provision or application and shall not invalidate or render unenforceable such provision in any other jurisdiction or under any other circumstance.

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          18.  Remedies Cumulative.  No remedy conferred by this Agreement is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to any other remedy given hereunder or now or hereafter existing at law or in equity.

          19. Titles. Titles of the sections of this Agreement are intended solely for convenience and no provision of this Agreement is to be construed by reference to the title of any section.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

                                    TRANSAMERICA CORPORATION,
                                    a Delaware corporation



                                    By: _________________________________
                                    Title: ______________________________



                                    _____________________________________
                                    James R. Harvey